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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      DATE OF REPORT:  SEPTEMBER 30, 1997


                            GRANT GEOPHYSICAL, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                000-18816                                      84-0766570
        (Commission File Number)                 (I.R.S. Employer Identification Number)


           16850 PARK ROW
           HOUSTON, TEXAS                                        77084
(Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code:  (281) 398-9503


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             GRANT GEOPHYSICAL, INC.
                                                  (Registrant)



Dated: September 30, 1997              By:        Larry E. Lenig, Jr.
       ------------------                  ----------------------------------
                                                  Larry E. Lenig, Jr.
                                           President and Chief Operating Officer
                                             (Principal Executive Officer)
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ITEM 5.   OTHER EVENT - CONSUMMATION OF REORGANIZATION PLAN

          Under the reorganization plan, Elliott Associates L.P. of New York, has acquired substantially all of Grant's assets in exchange for $47.5 million in cash and the assumption of certain liabilities. Following the acquisition, Elliott will operate the business under the name of Grant Geophysical, Inc.

          Distributions to secured creditors are expected to begin immediately and will be completed by about year end. Payments to unsecured creditors are expected to begin by early 1998 and be completed by the middle of the year. Unsecured creditors and preferred shareholders will also be able to participate in a rights offering, on specific terms to be announced. The rights offering is expected to commence in 1998 and is subject to the effectiveness of a Registration Statement to be filed by the Company.

          As detailed in the reorganization plan, the Company's $2.4375 Convertible Exchangeable Preferred Stock and Common Stock will be canceled, extinguished and/or retired as of September 30, 1997. The Company has filed a Form 15 with the Securities and Exchange Commission as notice of termination of the Company's registration and suspension of any further required filings.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a) None.

          (b) None.

          (c) Exhibits:

          99.01 Press Release dated September 30, 1997 regarding the consummation of the Company's Reorganization Plan.
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                                 EXHIBIT INDEX


 99.01 Press Release dated September 30, 1997 regarding the consummation of the Company's Reorganization Plan.